                                                                    Exhibit 21


                    SUBSIDIARIES OF HICKORY TECH CORPORATION

                                                              Jurisdiction of
              Subsidiaries                                    Incorporation
              ------------                                    -------------
Mankato Citizens Telephone Company                            Minnesota
Mid-Communications, Inc.                                      Minnesota
Cable Network, Inc.                                           Minnesota
Heartland Telecommunications Company of Iowa, Inc.            Minnesota
Amana Colonies Telephone Company                              Minnesota
National Independent Billing, Inc.                            Minnesota
Collins Communications Systems Co.                            Minnesota
Crystal Communications, Inc.                                  Minnesota
Minnesota Southern Wireless Company                           Minnesota

All such subsidiaries are 100%-owned by Hickory Tech Corporation. The financial statements of all such subsidiaries are included in the Consolidated Financial Statements of Hickory Tech Corporation.




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